Exhibit 99.2
Report of Independent Registered Public Accounting Firm
The Members
Global Fax, LLC:
We have audited the accompanying consolidated balance sheet of Global Fax, LLC and subsidiaries as of December 31, 2005, and the related consolidated statements of income, members’ equity and comprehensive income, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Fax, LLC and subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.
/s/   KPMG LLP

Detroit, Michigan
March 3, 2006

GLOBAL FAX, LLC
Consolidated Balance Sheet
December 31, 2005

Assets
Current assets:
Cash and cash equivalents	$541,653
Investment securities	325,002
Accounts receivable (note 3)	776,413
Prepaid expenses and other current assets	107,885

Total current assets	1,750,953
Property and equipment, net (note 2)	667,015
Due from members	50,000
Other assets	15,502

Total assets	$2,483,470

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$99,033
Accrued liabilities	71,430
Deferred revenue	107,487

Total current liabilities	277,950
Commitments and contingencies (note 4)
Members’ equity	2,205,520
Accumulated other comprehensive loss:
Cumulative translation adjustment	—

Total members’ equity	2,205,520

Total liabilities and members’ equity	$2,483,470

See accompanying notes to consolidated financial statements.

GLOBAL FAX, LLC
Consolidated Statement of Income
Year ended December 31, 2005

Net sales	$8,196,327
Cost of sales	3,739,723

Gross profit	4,456,604
Selling, general, and administrative expenses	2,175,769

Income from operations	2,280,835
Interest income, net	19,813

Net income	$2,300,648

See accompanying notes to consolidated financial statements.

GLOBAL FAX, LLC
Consolidated Statement of Members’ Equity and Comprehensive Income
Year ended December 31, 2005

		Accumulated
		other	Total
	Members’	comprehensive	members’
	equity	income (loss)	equity
Balances at December 31, 2004	$2,207,933	(27,587)	2,180,346
Comprehensive income:
Net income	2,300,648	—	2,300,648
Reclassification for translation adjustment recognized in net income	—	27,587	27,587

Total comprehensive income			2,328,235

Distributions to members	(2,303,061)	—	(2,303,061)

Balances at December 31, 2005	$2,205,520	—	2,205,520

See accompanying notes to consolidated financial statements.

GLOBAL FAX, LLC
Consolidated Statement of Cash Flows
Year ended December 31, 2005

Cash flows provided by operating activities:
Net income	$2,300,648
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	155,687
Loss on sale of fixed assets	31,500
Translation adjustment upon liquidation of foreign subsidiary	27,587
Changes in assets and liabilities:
Accounts receivable	(9,773)
Prepaid expenses and other current assets	(63,531)
Other assets	(4,260)
Accounts payable	(18,066)
Accrued liabilities	(39,237)
Deferred revenue	80,561

Net cash provided by operating activities	2,461,116

Cash flows from investing activities:
Purchases of property and equipment	(226,483)
Purchases of investment securities	(325,002)

Net cash used in investing activities	(551,485)

Cash flows from financing activities:
Distributions to members	(2,303,061)

Net cash used in financing activities	(2,303,061)

Net decrease in cash and cash equivalents	(393,430)
Cash and cash equivalents, beginning of year	935,083

Cash and cash equivalents, end of year	$541,653

Supplemental disclosure of cash flow information:
Cash paid for interest	$519
See accompanying notes to consolidated financial statements.

GLOBAL FAX, LLC
Notes to Consolidated Financial Statements
December 31, 2005
(1)	Summary of Significant Accounting Policies
(a)	Description of Business

Global Fax, LLC (the Company) provides back-office services to customers. Services primarily include scanning documents, reception of faxed forms and documents, and the conversion of the information received into data files for customers. These data files, which are archived by the Company, are then exported to the Company’s customers. Customers receive data in their desired format without the need for internal processing of data by their personnel. The customers also receive additional customization for improved efficiency in their communication and data processing efforts.

The Company was formed as a Michigan limited liability company (LLC) on November 1, 1995. Prior to that time, the Company had elected to be treated as an S corporation (effective in 1993). Under the terms of the LLC Members’ Agreement, the Company shall continue in existence indefinitely. The Members’ Agreement further states that members shall not be liable for the acts, debts, or liabilities of the Company unless otherwise provided by law or expressly assumed.

(b)	Principles of Consolidation

The consolidated financial statements include the financial statements of Global Fax, LLC and its wholly owned subsidiary, Global Data Solutions Ohio. As of December 31, 2004, the Company included the financial statements of its 99%-owned subsidiary in Mexico, Global Data Solutions. The Company ceased operations of this subsidiary in December 2004 and finalized the liquidation of this subsidiary during 2005. All significant intercompany balances and transactions have been eliminated in consolidation.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

(d)	Investment Securities

Investment securities at December 31, 2005 consist of auction rate securities (specifically municipal auction rate preferred shares). The Company classifies its investment securities as available for sale. The fair value of the investment securities as of December 31, 2005 approximates the carrying value. Realized gains included in interest income in 2005 were $7,409, and unrealized gains at December 31, 2005 were immaterial.

(e)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Based on analysis of accounts receivable at December 31, 2005, the Company has determined that an allowance for doubtful accounts at December 31, 2005 is not deemed necessary. The Company does not have any off-balance-sheet credit exposure related to its customers.
(Continued)

GLOBAL FAX, LLC
Notes to Consolidated Financial Statements
December 31, 2005
(f)	Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets (two to seven years).

Maintenance and repairs are charged to expense as incurred. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful life of the asset.

(g)	Revenue Recognition

The Company calculates the amount of revenue to be recognized based on the volume of documents processed for each customer. Each customer is under a contract with the Company whereby the number of documents processed is multiplied by a fixed rate as specified in the contract. The Company recognizes revenue when transmission to the customer has occurred and collection of the relevant receivable is probable.

(h)	Income Taxes

The Company is not subject to federal income taxes as an LLC. Instead, income and losses of the Company pass through to its individual members, thus making the members liable for federal taxes, if any. The Company calculates a state income tax provision for those states in which it operates that do not recognize the LLC status. For the year ended December 31, 2005, state income tax expense in the amount of $92,141 has been included in selling, general, and administrative expenses.

The net difference between the tax basis and the reported amounts of the company’s assets and liabilities primarily relate to tangible and intangible assets and associated net book balances exceeded net tax balances by approximately $280,000 as of December 31, 2005.

(i)	Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property, plant, and equipment and the valuation allowance for accounts receivable. Actual results could differ from those estimates.
(Continued)

GLOBAL FAX, LLC
Notes to Consolidated Financial Statements
December 31, 2005
(2)	Property and Equipment, Net

Property and equipment, net, consist of the following at December 31, 2005:

		Estimated
		useful lives
	2005	(years)
Computer equipment and software	$1,379,442	3
Furniture, fixtures, and equipment	293,738	5 -- 7
Communications equipment	159,011	3
Leasehold improvements	234,719	2

	2,066,910
Less accumulated depreciation and amortization	(1,399,895)

	$667,015

(3)	Business Concentration Risks

The Company had four customers, which individually accounted for approximately 23%, 20%, 19%, and 7% of total sales for the year ended December 31, 2005. At December 31, 2005, the Company had receivable balances outstanding from these customers amounting to $624,349.

(4)	Leases

The Company leases its main office suite in Michigan under an operating lease that expires in January 2006, with two one-year options to renew. The Company also leases a second facility under an operating lease expiring in May 2006 to serve as a contingent site for the Company’s support of customer applications. In addition, the Company leases a data facility under operating leases in Ohio that expire August 31, 2007 and July 31, 2009.

Future minimum lease payments under noncancelable operating leases with remaining lease terms in excess of one year as of December 31, 2005 are as follows:

Year ending December 31:
2006	$148,260
2007	95,826
2008	38,400
2009	22,400

Total	$304,886

Rent expense for the year ended December 31, 2005 was $142,797.
(Continued)

GLOBAL FAX, LLC
Notes to Consolidated Financial Statements
December 31, 2005
(5)	401(k) Savings Plan and Trust

The Company currently maintains an employee savings and investment plan (the Plan) qualified under Section 401(k) of the Internal Revenue Code. The Plan covers substantially all employees of the Company who have attained the age of 20 and completed six months of service. Employees may contribute up to 100% of their annual salary, not to exceed the limit established by the Internal Revenue Service. The Company will match 50% of employee contributions up to 10% of compensation, not to exceed $10,000. Company expense totaled $12,576 in 2005.

(6)	Related-Party Transactions

The Company incurs expense for financial management and administrative support provided by Advantage Management LLC, a related-party company. As of December 31, 2005, a member of the Company was also a member of Advantage Management LLC. These expenses totaled $414,300 in 2005.